Exhibit 99.2

FalconStor Software, Inc.

2007 Outside Directors Equity Compensation Plan

As Amended May 8, 2008

1.           Purpose. The FalconStor Software, Inc. 2007 Outside Directors Equity Compensation Plan (the “Plan”) is established effective as of the 26th day of March, 2007, (the “Effective Date”) to create additional incentive for the non employee directors of FalconStor Software, Inc., a Delaware corporation, and any successor corporation thereto (collectively referred to as the “Company”) to promote the financial success and progress of the Company and any present or future parent and/or subsidiary corporations of the Company.  For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.           Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”) and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board.  Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time subject to the terms of the Plan and any applicable limitations imposed by law. The Board shall have no authority, discretion or power to select the non-employee directors of the Company who will receive options or be granted shares of restricted stock under the Plan, to set the exercise price of the options granted under the Plan, to determine the number of shares of common stock to be granted under option or the time at which such options are to be granted, to establish the duration of option grants, to determine the number of shares of restricted stock to be granted or the time at which such shares of restricted stock are to be granted or to alter other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan.  All questions of interpretation of the Plan, of any options granted under the Plan (an “Option”) or of any restricted stock granted under the plan (“Restricted Stock” and together with the Options, an “Award”) shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3.           Eligibility and Type of Awards. Awards may be granted only to directors of the Company who, at the time of such grant, are not employees of the Company or of any parent or subsidiary corporation of the Company (“Outside Directors”).  Options granted to Outside Directors shall be nonqualified stock options; that is, options that are not treated as having been granted under section 422(b) of the Code.  A person granted an Option is hereinafter referred to as an “Optionee”.  A person granted Restricted Stock is hereinafter referred to as a “Grantee” (and together with the Optionees, the “Participants”).  Notwithstanding anything contained herein, no Participant may take any action that is prohibited by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission or any other agency thereunder.

4.           Shares Subject to Awards. Options shall be for the purchase of shares of authorized but unissued common stock or treasury shares of common stock of the Company (the “Stock”), subject to adjustment as provided in paragraph 8 below. The maximum number of shares of Stock which may be issued or granted under the Plan shall be Three Hundred Thousand (300,000) shares.  Should any Option or share of Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or share of Restricted Stock be reduced for any reason, the shares of Stock theretofore subject to such Option or share of Restricted Stock may be subject to future Options or shares of Restricted Stock under the Plan.

5.           Terms, Conditions and Form of Options. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in substantially the form attached hereto as Exhibit A (the “Option Agreement”), which written agreement may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

a.           Automatic Grant of Options. Subject to execution by an Outside Director of an appropriate Option Agreement, Options shall be granted automatically and without further action of the Board, as follows:

i.           Each person who is newly elected or appointed as an Outside Director on or after the Effective Date shall be granted an Option on the day of such initial election or appointment to purchase Fifty Thousand (50,000) shares of Stock.

ii.           “RESERVED”

iii.           On the date of the 2007 Annual Meeting of Stockholders, each Outside Director who served as the Chairperson of any committee of the Company’s Board of Directors for at least six months during the Company’s most recently concluded fiscal year shall be granted an Option to purchase Five Thousand (5,000) shares of Stock.  In the event an Outside Director served as the Chairperson for two or more Committees, such Outside Director shall be granted an option to purchase Five Thousand (5,000) shares of Stock for each committee for which the Outside Director served as Chairperson.

iv.           Notwithstanding the foregoing, any person may elect not to receive an Option to be granted pursuant to this paragraph 5(a) by delivering written notice of such election to the Board no later than the day prior to the date on which such Option would otherwise be granted.  A person so declining an Option shall receive no payment or other consideration in lieu of such declined Option. A person who has declined an Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date on which such Option would be granted pursuant to paragraph 5(a).

v.           Notwithstanding any other provision of the Plan to the contrary, no Option shall be granted to any individual on a day when he or she is no longer serving as an Outside Director of the Company.

b.           Option Exercise Price. The exercise price per share of Stock subject to an Option shall be the fair market value of a share of the Stock on the close of business on the date of the granting of the Option. Where there is a public market for the common stock of the Company, the fair market value per share of Stock shall be the mean of the bid and asked prices of the common stock of the Company on the date of the granting of the Option, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System) or, in the event the common stock of the Company is listed on the Nasdaq Global Market or a securities exchange, the fair market value per share of Stock shall be the closing price on such Global Market or exchange on the date of granting of the Option, as reported in the Wall Street Journal. If the date of the granting of an Option does not fall on a day on which the common stock of the Company is trading on Nasdaq, the Nasdaq Global Market or securities exchange, the date on which the Option exercise price shall be established shall be the last day on which the common stock of the Company was so traded prior to the date of the granting Option.

c.           Exercise Period and Exercisability of Options. An Option granted pursuant to the Plan shall be exercisable for a term of ten years.  Options granted pursuant to the Plan shall first become exercisable on the day (the “Initial Vesting Date”) which is one year from the date on which the Option was granted.  The Option shall first be exercisable on and after the Initial Vesting Date and prior to termination of the Option in an amount equal to the number of Option Shares multiplied by the Vested Ratio (as hereinafter defined) as set forth below, less the number of shares previously acquired upon exercise of any portion of the Option.

The “Vested Ratio” shall mean, on any relevant date, except as otherwise provided herein, the ratio determined as follows:

		Vested Ratio

	(i) Prior to Initial Vesting Date:	0

	On Initial Vesting Date,	1/3
	provided the Optionee’s Service has not
	terminated prior to such date:

Plus

	(ii) For each full year
	of the Optionee’s continuous Service
	from the Initial Vesting Date until the Vested
	Ratio equals 1/1, an additional:	1/3

For purposes of the Plan, “Service” shall mean the Optionee’s service with the Company, whether in the capacity of an employee, a director or a consultant.  The Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Company, provided that there is no interruption or termination of the Optionee’s Service.

d.           Termination of Optionee.  In the event of an Optionee’s termination of Service for any reason other than as a result of death or disability of the Optionee, in which case all  Options that have become vested will remain exercisable for the earlier of 36 months or the expiration date of the Options, all Options that have not become vested and exercisable as of the date of such cessation of Service shall be forfeited and to the extent that such Options have become vested and exercisable as of such date, such Options must be exercised, if at all, within ninety (90) days after the Optionee’s termination of Service, after which time such Options shall automatically terminate; provided, however, in the event an Optionee ceases being a director because the Optionee’s Service was terminated for cause, all Options granted hereunder (whether vested or unvested) shall terminate immediately.

e.           Payment of Option Exercise. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), (iii) by the delivery to the Company of shares of Stock which have been owned by the holder of the Option for more than six months and which have an aggregate value equal to such exercise price, or (iv) by any combination thereof.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedure for the exercise of Options by means of an assignment of the proceeds of a sale of some or all the shares of Stock to be acquired upon such exercise or the delivery of previously owned shares of Stock.

f.           Transfer of Control. Notwithstanding any provision in this Plan, in the event there is a Change of Control (as defined below), the Company shall, at no cost to the Participant, replace any and all stock options granted by the Company and held by the Participant at the time of the Change of Control, whether or not vested, with an equal number of unrestricted and fully vested stock options to purchase shares of the Company’s Common Stock (the “Option Replacement”).  With respect to the Option Replacement, all options will become fully vested.  Alternatively, in the event of a Change of Control, in lieu of the Option Replacement, a Participant may, subject to Board approval at the time, elect to surrender the Participant’s rights to such options, and upon such surrender, the Company shall pay to the Participant an amount in cash per stock option (whether vested or unvested) then held, which is the difference between the full exercise price of each option surrendered and the greater of (i) the average price per share paid in connection with the acquisition of control of the Company if such control was acquired by the payment of cash or the then fair market value of the consideration paid for such shares if such control was acquired for consideration other than cash, (ii) the price per share paid in connection with any tender offer for shares of the Company’s Common Stock leading to control, or (iii) the mean between the high and low selling price of such stock on the Nasdaq Global Market or other market on which the Company’s Common Stock is then traded on the date of the Change of Control.

For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

i.           An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of (1) the then-outstanding shares of common stock of the Company (or any other securities into which such shares of common stock are changed or for which such shares of common stock are exchanged) (the “Shares”) or (2) the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (i), the acquisition of Shares or Voting Securities in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (b) the Company or any Related Entity, or (c) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

ii.           The individuals who, as of the Effective Date, are members of the board of directors of the Company (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the board of directors of the Company or, following a Merger (as hereinafter defined), the board of directors of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Company (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

iii.           The consummation of:

1.           A merger, consolidation or reorganization (1) with or into the Company or (2) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.”  A “Non-Control Transaction” shall mean a Merger in which:

a.           the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

b.           the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

c.           (no Person other than (1) the Company, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

2.           A complete liquidation or dissolution of the Company; or

3.           The sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity, (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this purpose or (z) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

g.           Stockholder Approval.  No Option may be granted pursuant to the Plan prior to obtaining stockholder approval of the Plan.

h.           Transferability of Options.

(i)           Except as provided in paragraph 5(h)(ii), an Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

(ii)           Notwithstanding the foregoing, with the consent of the Board, in its sole discretion, an Optionee may transfer all or a portion of the Option to: (i) an Immediate Family Member (as defined below), (ii) a trust for the exclusive benefit of the Optionee and/or one or more Immediate Family Members, (iii) a partnership in which the Optionee and/or one or more Immediate Family Members are the only partners, or (iv) such other person or entity as the Board may permit (individually, a “Permitted Transferee”). For purposes of this paragraph 5(h)(ii) “Immediate Family Members” shall mean the Optionee’s spouse, former spouse, children or grandchildren, whether natural or adopted. As a condition to such transfer, each Permitted Transferee to whom the Option or any interest therein is transferred shall agree in writing (in a form satisfactory to the Company) to be bound by all of the terms and conditions of the Option Agreement evidencing such Option and any additional restrictions or conditions as the Company may require.  Following the transfer of an Option, the term “Optionee” shall refer to the Permitted Transferee, except that, with respect to any requirements of continued Service or provision for the Company’s tax withholding obligations, such term shall refer to the original Optionee. The Company shall have no obligation to notify a Permitted Transferee of any termination of the transferred Option, including an early termination resulting from the termination of Service of the Original Optionee. A Permitted Transferee shall be prohibited from making a subsequent transfer of a transferred Option except to the original Optionee or to another permitted Transferee or as provided in paragraph 5(h)(i).

i.           Re-Pricing of Options / Replacement Options.  The Company shall not re-price any Options or issue any replacement Options unless the Option re-pricing or Option replacement shall have been approved by the holders of a majority of the outstanding shares of the Company.

j.           Dividend Equivalents.  Simultaneously with the grant of any Option and under such terms and conditions as the Board deems appropriate and subject to Section 10 herein, the Board may grant special dividend equivalent rights (“Dividend Equivalents”) which amount shall be determined by multiplying the number of shares of Stock subject to an Option by the per-share cash dividend, or the per-share fair market value (as determined by the Board) of any dividend in consideration other than cash, paid by the Company on its Stock on a dividend payment date (other than the regular quarterly cash dividends of the Company, if any). Unless otherwise determined by the Board at grant, the Dividend Equivalents (i) shall have the same vesting schedule, if any, as the Options to which the Dividend Equivalents relate and (ii) shall be payable upon exercise of the Options to which the Dividend Equivalents relate.  At the discretion of the Board, Dividend Equivalents shall be credited to accounts on the Company’s records for purposes of the Plan.  Dividend Equivalents may be accrued as a cash obligation, or may be converted to shares of Stock for the Participant.  The Board shall determine whether any deferred Dividend Equivalents will accrue interest.  The Board may provide that an Optionee may use Dividend Equivalents to pay the purchase price.  Dividend Equivalents may be payable in cash or shares of Stock or in a combination of the two, as determined by the Board.

k.           Time for Granting Options. All Options shall be granted, if at all, within three years from the Effective Date.

6.           Terms and Conditions of Restricted Stock:  Restricted Stock awarded pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Restricted Stock covered thereby, in substantially the form attached hereto in Exhibit B (the “Restricted Stock Agreement”).  Grants of Restricted Stock shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Board shall deem desirable:

a           Automatic Grant of Restricted Stock.  Subject to execution by an Outside Director of an appropriate Restricted Stock Agreement, Restricted Stock shall be granted automatically and without further action of the Board, as follows:

i.           On the date of each Annual Meeting of Stockholders of the Company occurring after the Effective Date, each Outside Director shall be granted Ten Thousand (10,000) shares of Restricted Stock; provided, however, that in the event an Outside Director was elected or appointed as an Outside Director and was granted an Option pursuant to the provisions of subparagraph 5(a)(i) above within six months prior to the Annual Meeting of Stockholders, that Outside Director shall be ineligible to receive any Restricted Stock with respect to such Annual Meeting of Stockholders.  Such Restricted Stock shall have the same Vested Ratio as is provided under Section 5(b) hereto.

ii.           Notwithstanding any other provision of the Plan to the contrary, no Restricted Stock shall be granted to any individual on a day when he or she is no longer serving as an Outside Director of the Company.

b           Grantee Rights. A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Board.  After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in Section 6(e) below.

c           Issuance of Certificates.  The Company shall issue, in the Grantee's name, a certificate or certificates for the shares of Restricted Stock associated with the award promptly after the Grantee accepts such award.

d           Delivery of Certificates.  Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Board at the time of grant.

e           Forfeitability, Non-Transferability of Restricted Stock.  Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied.  Shares of Restricted Stock are not transferable until the date on which the Board has specified such restrictions have lapsed. Unless otherwise provided by the Board at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.

f           Transfer of Control. Upon the occurrence of a Change of Control as defined in Section 5(f), the Board may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Board, in its sole discretion.

g           Termination of Grantee.  In the event the Grantee ceases to be an Outside Director or otherwise associated with the Company for any other reason, all shares of Restricted Stock theretofore awarded to him which are still subject to restrictions shall be forfeited and the Company shall have the right to complete a blank stock power.  The Board may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Board may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

7.           Authority to Vary Terms.  The Board shall have the authority from time to time to vary the terms of the Option and Restricted Stock Agreements either in connection with the grant of an individual Option or Restricted Stock or in connection with the authorization of a new standard form or forms of Awards; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan.  Such authority shall include, but not be limited to, the authority to grant Options which are immediately exercisable subject to the Company’s right to repurchase any unvested shares of Stock acquired by the Participant on exercise of an Option in the event such Participant’s service as director of the Company is terminated for any reason.

8.           Effect of Change in Stock Subject to Plan.  Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan, the number of shares to be granted under the Plan and to any outstanding Options or shares of Restricted Stock and in the Option exercise price of any outstanding Options in the event of a stock dividend, stock split, recapitalization, reverse stock split, combination, reclassification, or like change in the capital structure of the Company.

9.           Termination or Amendment of Plan.  The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that without the approval of the stockholders of the Company, there shall be no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 8 above).  In any event, no amendment may adversely affect any then outstanding Option, or any unexercised portion thereof, without the consent of the Participant.  It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Board shall exercise its discretion in granting awards hereunder (and the terms of such awards), accordingly.  The Plan and any grant of an award hereunder may be amended from time to time (without, in the case of an award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.

10.           Taxes.

a.           The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options or Restricted Stock granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

b.           If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code Section 83(b).

11.           Government Regulations.  The Plan, and the grant and exercise of Options or Restricted Stock hereunder, and the obligation of the Company to sell and deliver shares under such Options and Restricted Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

12.           General Provisions.

a.           Certificates.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

b.           Employment Matters.  Neither the adoption of the Plan nor any grant or award under the Plan shall confer upon any Participant who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the service of any of its directors at any time.

c.           Limitation of Liability.  No member of the Board, or any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

d.           Registration of Stock.  Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act of 1933, as amended, and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine.  If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Board may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

13.           Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.